                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K/A


                               AMENDMENT NO. 2 TO

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   December 18, 1996
                                                 ---------------------------



                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION,
             (Exact name of registrant as specified in its charter)




       Delaware                       0-25634                    87-0365268
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)




755 Boardman-Canfield Road                                              44512
South Bridge Executive Center                                        (Zip Code)
Building G West
Boardman, Ohio

(Address of principal executive offices)


Registrant's telephone number, including area code   (330) 965-9910



                           Forte Computer Easy, Inc.
                               1350 Albert Street
                             Youngstown, Ohio 44505
         (Former name or former address, if changed since last report.)

THE CURRENT REPORT ON FORM 8-K OF THE REGISTRANT PREVIOUSLY FILED ON JANUARY 2, 1997 IS HEREBY AMENDED.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements relating to the transactions contemplated by that certain Agreement and Plan of Reorganization dated October 25, 1996 between the Registrant and AAP Holdings, Inc. are filed herewith:

         FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

                  Pro forma condensed consolidated balance sheet as of September 30, 1996, and pro forma condensed consolidated statements of operations for the nine months ended
                  September 30, 1996, and for the year ended December 31, 1995


         AMERICAN ARCHITECTURAL PRODUCTS, INC.

                  Unaudited balance sheet as of August 28, 1996, and unaudited statement of operations and accumulated deficit and statement of cash flows for the two months ended August 28, 1996


         EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND TAYLOR BUILDING PRODUCTS COMPANY


                  Audited combined balance sheet as of August 29, 1996, and audited combined statements of operations and accumulated deficit and of cash flows for the eight months ended
                  August 29, 1996, unaudited combined statements of operations and accumulated deficit and of cash flows for the eight months ended August 31, 1995


                  Audited combined balance sheets as of December 31, 1995 and 1994, and audited combined statements of operations and accumulated deficit and of cash flows for the years ended December 31, 1995 and 1994, and unaudited combined statements of operations and accumulated deficit and of cash flows for the year ended December 31, 1993

         MALLYCLAD CORP.

                  Unaudited condensed balance sheets as of June 30, 1996 and 1995, and unaudited condensed statements of operations and retained earnings and of cash flows for the seven months ended June 30, 1996 and 1995

                  Unaudited balance sheets as of November 30, 1995 and 1994, and unaudited statements of operations and retained earnings and of cash flows for the years ended November 30, 1995, 1994 and 1993.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN ARCHITECTURAL
                                      PRODUCTS CORPORATION


Date: June 23, 1997                 By  /s/ RICHARD L. KOVACH
                                        -------------------------
                                        Richard L. Kovach
                                        Chief Financial Officer

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



On October 25, 1996, Forte Computer Easy, Inc. (Forte) entered into an Agreement and Plan of Reorganization (the Agreement) with AAP Holdings, Inc. (AAPH). The closing of transactions contemplated by the Agreement occurred on December 18, 1996. Pursuant to the Agreement, Forte acquired all of the issued and outstanding shares of capital stock of American Architectural Products, Inc.
(AAP) in exchange for 1,000,000 shares of Series A Convertible Preferred Stock of Forte (the Series A Preferred). Under terms of the Agreement and the Series A Preferred, AAPH obtained 60% of the voting control of Forte.

Based on the controlling interest in Forte obtained by AAPH as a result of this transaction, and due to the relative size of AAP compared to Forte, this transaction will be accounted for as an acquisition of Forte by AAP (a reverse acquisition in which AAP is considered the acquirer for accounting purposes). Accordingly, the financial statements of the registrant for the periods prior to December 18, 1996 will be those of AAP, the assets and liabilities of Forte will be recorded at their estimated fair values, and the results of Forte's operations from the date of acquisition (December 18, 1996) will be included in the consolidated financial statements.

AAP was incorporated on June 19, 1996 and had no significant operations or assets until it acquired two companies, Eagle Window and Door, Inc. (Eagle) and Taylor Building Products Company (Taylor), from MascoTech, Inc. on August 29, 1996. The acquisition of Eagle and Taylor will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at their estimated fair values and the results of the Eagle and Taylor operations included in AAP's consolidated financial statements from the date of acquisition.

On June 25, 1996, AAPH's ultimate controlling stockholder, an individual, acquired 100% ownership of two other companies, Mallyclad Corp. (Mallyclad) and Vyn-L Corp. (Vyn-L). On December 18, 1996, Mallyclad and Vyn-L were merged into AAP in connection with the Forte transaction. Based on the control maintained by this shareholder over AAP, Mallyclad and Vyn-L, the merger is considered a transaction among companies under common control and, accordingly, will be accounted for at historical cost (i.e., the individual's June 25 acquisition cost, which approximated the seller's historical cost basis) in a manner similar to a pooling of interests. The operating results of Mallyclad and Vyn-L from the date of their acquisition by AAPH's majority stockholder will be included in the consolidated financial statements.

The accompanying pro forma condensed consolidated financial statements illustrate the effects of the Forte acquisition of AAP; the AAP acquisition of Eagle and Taylor; and the acquisition of Mallyclad and Vyn-L by the AAPH majority stockholder and the merger of Mallyclad and Vyn-L into AAP (collectively "the Transactions"). The pro forma condensed consolidated balance sheet as of September 30, 1996 assumes that the Transactions took place on that date and is based on the historical balance sheet of Forte as of September 30, 1996; the historical combined balance sheet of Eagle and Taylor as of August 29, 1996; and the historical balance sheet of AAP (including Mallyclad and Vyn-L) as of August 28, 1996. The pro forma condensed consolidated statement of operations for the year ended December 31, 1995 is based on the historical statements of operations of Forte and Eagle and Taylor for that period, and of Mallyclad and Vyn-L for the fiscal years ended November 30, 1995, and February 28, 1996, respectively. The pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 is based on the historical statements of operations of Forte for that period, of Eagle and Taylor for the nine months ended August 29, 1996, and of Mallyclad and Vyn-L for the seven months ended June 30, 1996, and of AAP for the period June 30, 1996 to August 28, 1996. The pro forma condensed consolidated statements of operations assume that the Transactions occurred on January 1, 1995.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the Transactions. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocations of purchase price, the actual allocation of which may differ.

The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Forte, Eagle and Taylor, AAP and Mallyclad.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   September 30, 1996
                   (Unaudited; dollars in thousands)


                                                                 Eagle &                                                  AAP
                                                                 Taylor              AAP           Adjustments          Pro Forma
                                                                 ------              ---           -----------          ---------
                          ASSETS
                          ------
Cash                                                                396               69                                        465
Accounts receivable                                               7,737              517               145  (1)               8,399
Inventories                                                       8,483              264                55  (1)               8,802
Prepaid expenses and other
     current assets                                                 314               30                (7) (1)                 337
                                                      -----------------------------------------------------        -----------------
Total current assets                                             16,930              880               193                   18,003
                                                      -----------------------------------------------------        -----------------

Property, plant and equipment - net                               6,966              209              (161) (1)               7,014
Cost in excess of net assets acquired                                                                6,785  (1)               6,785
Other                                                                93                                253  (1)                 346
                                                      -----------------------------------------------------        -----------------
Total assets                                                     23,989            1,089             7,070                   32,148
                                                      =====================================================        =================

                     LIABILITIES AND
                   SHAREHOLDERS' EQUITY
                   --------------------

Current portion of long-term debt                                                    147               601  (1)                 748
Revolving line of credit                                                                            11,218  (1)(2)           11,218
Accounts payable                                                  2,429              225               357  (1)               3,011
Accrued expenses                                                  2,800              106            (1,375) (1)               1,531
Accrued liabilities relating to
     discontinued operations                                                                                                      0
Current portion of warranty reserve                               1,479                                (27) (1)               1,452
Billings in excess of costs and estimated
     earnings on uncompleted contracts                                                                                            0
Other current liabilities                                        19,442                            (19,442) (1)                   0
                                                      -----------------------------------------------------        -----------------
Total current liabilities                                        26,150              478            (8,668)                  17,960
                                                      -----------------------------------------------------        -----------------

Long-term debt, net of current portion                                               731             9,824  (1)(2)           10,555
Warranty reserve, net of current portion                          3,148                                                       3,148
Deferred taxes                                                                                                                    0
Other                                                                                                                             0
                                                      -----------------------------------------------------        -----------------
Total liabilities                                                29,298            1,209             1,156                   31,663
                                                      -----------------------------------------------------        -----------------

Shareholders' equity                                             (5,309)            (120)            5,914  (1)                 485
                                                      -----------------------------------------------------        -----------------
Total liabilities and shareholders' equity                       23,989            1,089             7,070                   32,148
                                                      =====================================================        =================


                                                                                                   Forte &
                                                                                                 Subsidiaries
                                                             Forte          Adjustments           Pro Forma
                                                             -----          -----------           ---------
                          ASSETS
                          ------

Cash                                                           256                                         721
Accounts receivable                                            198                                       8,597
Inventories                                                  1,782                                      10,584
Prepaid expenses and other
     current assets                                             58                                         395
                                                  -----------------------------------         -----------------
Total current assets                                         2,294                 0                    20,297
                                                  -----------------------------------         -----------------

Property, plant and equipment - net                          4,021                                      11,035
Cost in excess of net assets acquired                          319              (278)  (6)               6,826
Other                                                           33                                         379
                                                  -----------------------------------         -----------------
Total assets                                                 6,667              (278)                   38,537
                                                  ===================================         =================

                     LIABILITIES AND
                   SHAREHOLDERS' EQUITY
                   --------------------

Current portion of long-term debt                              242                                         990
Revolving line of credit                                       108                                      11,326
Accounts payable                                               354                                       3,365
Accrued expenses                                                53                                       1,584
Accrued liabilities relating to
     discontinued operations                                   210                                         210
Current portion of warranty reserve                                                                      1,452
Billings in excess of costs and estimated
     earnings on uncompleted contracts                          17                                          17
Other current liabilities                                       18                                          18
                                                  -----------------------------------         -----------------
Total current liabilities                                    1,002                 0                    18,962
                                                  -----------------------------------         -----------------

Long-term debt, net of current portion                       4,430                                      14,985
Warranty reserve, net of current portion                                                                 3,148
Deferred taxes                                                  92                                          92
Other                                                           10                                          10
                                                  -----------------------------------         -----------------
Total liabilities                                            5,534                 0                    37,197
                                                  -----------------------------------         -----------------

Shareholders' equity                                         1,133              (278)  (6)               1,340
                                                  -----------------------------------         -----------------
Total liabilities and shareholders' equity                   6,667              (278)                   38,537
                                                  ===================================         =================


 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Nine months ended September 30, 1996
                   (Unaudited; dollars in thousands except per share amounts)

                                                                               Eagle &
                                            Mallyclad         Vyn-L            Taylor             AAP
                                            7 months        7 months          9 months         Inception
                                              ended           ended             ended           through
                                          Jun 30, 1996     Jun 30, 1996      Aug 29, 1996      Aug 28, 1996      Adjustments
                                          ------------     ------------      ------------      ------------      -----------
Sales                                            1,889              107            44,548               562
Cost of sales                                    1,577               99            38,564               383           (2,302)(4)
                                          ------------     ------------      ------------      ------------      -----------
Gross profit                                       312                8             5,984               179            2,302

Operating costs and expenses
     Selling, general and administrative           333               17             8,253               207              (53)(4)
                                          ------------     ------------      ------------      ------------      -----------
Operating income (loss)                            (21)              (9)           (2,269)              (28)           2,355

Interest expense                                     0                0             1,289                16              376(3)
Other (income) expense - net                       (17)              (2)              620                 0
                                          ------------     ------------      ------------      ------------      -----------
Income (loss) before income taxes                   (4)              (7)           (4,178)              (44)           1,979

Income tax provision (benefit)                                        0            (1,478)              (17)           1,495(5)
                                          ------------     ------------      ------------      ------------      -----------
Income (loss) from continuing operations            (4)              (7)           (2,700)              (27)             484
                                          ============     ============      ============      ============      ===========



                                                              Forte
                                                             9 months                                Forte &
                                                AAP            ended                              Subsidiaries
                                             Pro Forma      Sep 30, 1996        Adjustments        Pro Forma
                                            -----------     -----------        -----------       -----------
Sales                                            47,106           2,635                               49,741
Cost of sales                                    38,321           2,087                (38)(7)        40,370
                                            -----------     -----------        -----------       -----------
Gross profit                                      8,785             548                 38             9,371

Operating costs and expenses
     Selling, general and administrative          8,757             497                 (8)(7)         9,246
                                            -----------     -----------        -----------       -----------
Operating income (loss)                              28              51                 46               125

Interest expense                                  1,681             286                                1,967
Other (income) expense - net                        601            (158)                                 443
                                            -----------     -----------        -----------       -----------
Income (loss) before income taxes                (2,254)            (77)                46            (2,285)

Income tax provision (benefit)                        0             (29)                29(5)              0
                                            -----------     -----------        -----------       -----------
Income (loss) from continuing operations         (2,254)            (48)                17            (2,285)
                                            ===========     ===========        ===========       ===========

Earnings (loss) per share                        $(0.03)                                         $     (0.02)
                                            ===========                                          ===========
Weighted average number of
     shares outstanding                      72,908,691(8)                      48,605,794       121,514,485
                                             ==========                        ===========       ===========


 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

           FORTE COMPUTER EASY, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Year ended December 31, 1995
           (Unaudited; dollars in thousands except per share amounts)


                                                                      Eagle &
                                     Mallyclad         Vyn-L           Taylor          Adjustments
                                    ------------    ------------    ------------       ------------
Sales                                      3,942             200          72,963
Cost of sales                              3,506             164          67,643             (2,558)(4)
                                    ------------    ------------    ------------       ------------
Gross profit                                 436              36           5,320              2,558

Operating costs and expenses
     Selling, general and
     administrative                          618              32          12,334                 70(4)
     Restructuring charges                                                   840
                                    ------------    ------------    ------------       ------------
Operating income (loss)                     (182)              4          (7,854)             2,488

Interest expense                               1                           1,755                545(3)
Other (income) expense - net                 (38)                            336
                                    ------------    ------------    ------------       ------------
Income (loss) before income taxes           (145)              4          (9,945)             1,943

Income tax provision (benefit)               (21)                         (3,557)             3,578(5)
                                    ------------    ------------    ------------       ------------
Income (loss) from
     continuing operations                  (124)              4          (6,388)            (1,635)
                                    ============    ============    ============       ============

Earnings (loss) per share


Weighted average number of
     shares outstanding



                                                                                            Forte &
                                        AAP                                               Subsidiaries
                                     Pro Forma          Forte          Adjustments          Pro Forma
                                    ------------    ------------       ------------       ------------
Sales                                     77,105           5,426                                82,531
Cost of sales                             68,755           4,541               (122)(7)         73,174
                                    ------------    ------------       ------------       ------------
Gross profit                               8,350             885                122              9,357

Operating costs and expenses
     Selling, general and
     administrative                       13,054             748                (16)(7)         13,786
     Restructuring charges                   840                                                   840
                                    ------------    ------------       ------------       ------------
Operating income (loss)                   (5,544)            137                138             (5,269)

Interest expense                           2,301             352                                 2,653
Other (income) expense - net                 298            (109)                                  189
                                    ------------    ------------       ------------       ------------
Income (loss) before income taxes         (8,143)           (106)               138             (8,111)

Income tax provision (benefit)                 0             (55)                55(5)               0
                                    ------------    ------------       ------------       ------------
Income (loss) from
     continuing operations                (8,143)            (51)                83             (8,111)
                                    ============    ============       ============       ============

Earnings (loss) per share           $      (0.11)                                         $      (0.07)

                                    ============                                          ============

Weighted average number of
     shares outstanding               72,908,691(8)                      48,605,794        121,514,485

                                    ============                       ============       ============


 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

     FORTE COMPUTER EASY, INC. AND SUBSIDIARIES
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED; DOLLARS IN THOUSANDS)

     (1) To reflect the acquisition of Eagle and Taylor and the allocation of purchase price based on the estimated fair values of the assets acquired and liabilities assumed. The components of the purchase price and the related allocation to the assets and liabilities of Eagle and Taylor are as follows:


Components of purchase price:
     Proceeds from Revolving Line of Credit                     $ 10,640
     Proceeds from Term Debt                                       3,003
     Subordinated Notes payable to Seller                          8,000
     Equity contribution                                             605
                                                                --------
          Total purchase price                                    22,248

Allocation of purchase price:
     Stockholders' equity of acquired company                      5,309
     Increase in accounts receivable                                (145)
     Increase in inventories                                         (55)
     Decrease in prepaid assets                                        7
     Adjustment to other assets including deferred
        finance costs incurred in acquisition                       (253)
     Decrease in property, plant and equipment                       161
     Eliminate intercompany balances between
        Eagle & Taylor and their parent and affiliates           (19,442)
     Increase in accounts payable                                    357
     Adjust accrued expenses including items
        retained by seller                                        (1,375)
     Adjust estimate of warranty reserve                             (27)

                                                                --------
Cost in excess of net assets acquired                           $  6,785
                                                                ========


     (2) In connection with the merger of Mallyclad and Vyn-L into AAP, the debt incurred in the acquisition of Mallyclad and Vyn-L was replaced with debt under the AAP loan facility as follows:

     Additional Term Debt under AAP facility                    $    300
     Additional Revolving Line of Credit under
          AAP facility                                               578

     Total Mallyclad and Vyn-L debt refinanced                  --------
          in connection with their merger into AAP              $    878
                                                                ========

                                                   Year ended         9 months
                                                   December 31,        ended
                                                      1995        Sept. 30, 1996
                                                      ----        --------------
     (3)  Adjustments to interest expense:

          Interest on term loans at
              rate of 9.75%                          $   292         $   177
          Interest on revolving credit facility
              at rate of 9.75%                         1,094             820
          Interest on subordinated notes at
              rate of 10%                                800             600
          Increase in amortization of
              debt issue costs                           115              87
          Eliminate historical interest               (1,756)         (1,308)

                                                     -------         -------
                                                     $   545         $   376
                                                     =======         =======



          The AAP term loans are payable in 60 consecutive equal monthly installments and bear interest at prime plus 1.5 percent. The AAP revolving credit facility provides for loans up to $13 million, is payable on the third anniversary and bears interest at prime plus 1.5 percent. The subordinated notes payable to the seller are payable on the third anniversary date and bear interest at 10 percent.

                                                                               Year ended
                                                                              December 31,               9 Months
(4)    Adjustments for AAP depreciation and amortization:                         1995               ended Sept 30, 1996
                                                                              ------------           -------------------
       Depreciation in cost of sales related to adjusted
            asset bases resulting from acquisitions                              $   490                   $   368
       Eliminate depreciation and amortization from historical
            cost of sales                                                         (3,048)                   (2,670)
                                                                                 -------                   -------
       Change in cost of sales                                                   ($2,558)                  ($2,302)
                                                                                 =======                   =======

       Depreciation and amortization in selling, general and
           administrative expenses related to adjusted asset bases
           resulting from acquisitions                                           $   414                   $   311
       Eliminate depreciation and amortization from historical selling,
           general and administrative expenses                                      (344)                     (364)
                                                                                 -------                   -------
       Change in selling, general and administrative expenses                    $    70                   ($   53)
                                                                                 =======                   =======

       Goodwill relating to the acquisitions of Eagle and Taylor by AAP will be amortized over 25 years.


(5) To eliminate tax benefits in determining pro forma income (loss) from continuing operations. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

     (6) To reflect the acquisition of Forte and the allocation of purchase price on the basis of fair values of the assets acquired and liabilities assumed. The purchase price and the required adjustment to the assets and equity of Forte are as follows:

Purchase price                                                          $   855

Net assets of Forte at September 30, 1996                                 1,133

Book value of Forte net assets in excess of                             -------
     the purchase price at estimated fair market value                  ($  278)
                                                                        =======

The above purchase price was based on an assessment of the value of the interest in AAP which was obtained by the Forte stockholders in the transaction. The fair value of AAP was determined based on the value of the recent acquisitions of Eagle, Taylor, Mallyclad and Vyn-L and adjusted for post acquisition equity transactions and operating results.

The adjustment to record the Forte assets at the purchase price noted above is a reduction to Forte equity with a corresponding reduction to goodwill. No adjustment to amortization expense is made in the accompanying pro forma consolidated condensed statements of operations as such adjustment would not be significant.

(7)    Adjustments for Forte depreciation:

                                                                      Year ended               9 Months
                                                                   December 31, 1995     ended Sept. 30, 1996
                                                                   -----------------     ---------------------
Depreciation in cost of sales related to adjusted
     asset bases resulting from acquisition                           $ 212                     $ 150
Eliminate depreciation in historical cost of sales                     (334)                     (188)
                                                                      -----                     -----
Change in cost of sales                                               ($122)                    ($ 38)
                                                                      =====                     =====

Depreciation in selling, general and administrative expenses
     related to adjusted asset bases resulting from acquisition       $  29                     $  31
Eliminate depreciation in historical selling, general and
     administrative expenses                                            (45)                      (39)
                                                                      -----                     -----
Change in selling, general and administrative expenses                ($ 16)                    ($  8)
                                                                      =====                     =====

(8) Pursuant to an Agreement and Plan of Reorganization dated October 25, 1996, between Forte and AAPH, Forte acquired all of the issued and outstanding shares of capital stock of AAP in exchange for 1,000,000 shares of the Series A Convertible Preferred Stock of Forte (the Series A Preferred). The Series A Preferred is convertible into an aggregate number of shares of the common stock of Forte which will equal 60 percent of the issued and outstanding shares of Forte on the closing date (subject to certain adjustments as set forth in the Agreement). Because the Series A Preferred (a) votes the same as if it were converted to common stock, (b) was only labeled as preferred stock because sufficient shares of common stock were not authorized to enable Forte to issue common stock to AAPH, (c) carries no preferential dividend or liquidation rights, and (d) will convert into common shares pursuant to a plan to increase the number of authorized common shares, it is considered in substance to be common stock, and is treated as such for purposes of computing the pro forma loss per share.

AMERICAN ARCHITECTURAL PRODUCTS, INC.
BALANCE SHEET
AS OF AUGUST 28, 1996
UNAUDITED

                ASSETS

CURRENT ASSETS:
     Cash                                              $    68,658
     Accounts receivable                                   516,580
     Inventory                                             264,428
     Prepaids and other assets                              30,479
                                                       -----------
         Total Current Assets                              880,145

NONCURRENT ASSETS:
     Property and equipment, net                           209,007
                                                       -----------
         Total Noncurrent Assets                           209,007

                                                       -----------
Total Assets                                           $ 1,089,152
                                                       ===========


  LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                  $   224,505
     Accrued expenses                                      106,207
     Current portion of long-term debt                     146,878
                                                       -----------
         Total Current Liabilities                         477,590

LONG-TERM LIABILITIES:
     Long-term note payable                                730,683

                                                       -----------
         Total Long-Term Liabilities                       730,683

                                                       -----------
Total Liabilities                                        1,208,273

STOCKHOLDERS' EQUITY:
     Capital Stock                                          77,473
     Accumulated Deficit                                  (196,594)
                                                       -----------
         Total Equity                                     (119,121)

                                                       -----------
Total Liabilities & Stockholders' Equity               $ 1,089,152
                                                       ===========


The accompanying notes are an integral part of the financial statements.

AMERICAN ARCHITECTURAL PRODUCTS, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE TWO MONTHS ENDED AUGUST 28, 1996
UNAUDITED



Net Sales                                       $ 562,469

Cost of Goods Sold                                383,258

                                                ---------
     Gross Profit                                 179,211

Selling, General & Administrative Expense         206,866

                                                ---------
     Loss from Operations                         (27,655)

Interest Expense, net                              15,939

                                                ---------
     Loss Before Income Taxes                     (43,594)

Income Tax Benefit                                (17,000)

                                                ---------
     Net Loss                                     (26,594)

Accumulated deficit, beginning                          0

Distributions                                    (170,000)

                                                ---------
Accumulated deficit, ending                     $(196,594)
                                                =========


The accompanying notes are an integral part of the financial statements.

AMERICAN ARCHITECTURAL PRODUCTS, INC.
STATEMENT OF CASH FLOWS
FOR THE TWO MONTHS ENDED AUGUST 28, 1996
UNAUDITED



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $ (26,594)
     Adjustment to reconcile net loss to cash from
         operating activities-
            Depreciation                                             4,303
     Changes in operating assets and liabilities:
            Accounts receivable                                     18,857
            Inventories                                             21,207
            Prepaid expenses                                       (11,744)
            Accounts payable                                        45,090
            Accrued expenses                                       (11,637)

                                                                 ---------
                       Net cash from operating activities           39,482

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                             (8,000)
     Purchase of Mallyclad and Vyn-L, net of cash acquired        (747,858)
                                                                 ---------
                       Net cash from investing activities         (755,858)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital contribution                                           77,473
     Proceeds from term notes                                      900,000
     Repayment of term notes                                       (22,439)
     Distribution                                                 (170,000)

                                                                 ---------
                       Net cash from financing activities          785,034

Net Increase in Cash                                                68,658

Cash, Beginning Balance                                                  0

                                                                 ---------
Cash, Ending Balance                                             $  68,658
                                                                 =========


The accompanying notes are an integral part of the consolidated financial statements.

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.       Basis of Presentation and Description of Business:

         American Architectural Products, Inc. (the Company) was incorporated on June 19, 1996 and is a wholly owned subsidiary of AAP Holdings, Inc.
         (AAPH). The Company's controlling stockholder, an individual, acquired ownership of two businesses, Mallyclad Corp. (Mallyclad) and Vyn-L Corporation (Vyn-L) on June 25, 1996 (See Note 2.) Mallyclad and
         Vyn-L were merged into the Company on December 18, 1996. The merger is considered to be a transaction among companies under common control since this individual controlled each of the companies. Accordingly, the accompanying financial statements reflect only the combined financial position and the combined results of operations of Mallyclad and Vyn-L for the period June 25, 1996 through August 28, 1996. The Company had no other operations prior to August 28, 1996.

         Mallyclad manufactures vinyl clad steel and aluminum coils and cut-to-length sheets. The Company's primary markets are the construction, appliance and automotive industries. Products are marketed through manufacturers representatives located throughout the United States. Vyn-L is a steel and aluminum processor, performing shearing and forming functions for its customers.

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


2.       Acquisitions:

         On June 25, 1996, all of the issued and outstanding stock of Mallyclad and Vyn-L was purchased by an individual for $977,473. The allocation of the purchase price to the assets acquired and liabilities assumed is as follows:

                  Assets Acquired:
                           Cash                                $  229,615
                           Accounts receivable                    365,437
                           Inventories                            285,635
                           Prepaid expenses                        18,735
                           Property, plant and equipment          205,310
                           Other assets                           196,160
                                                               ----------

                                    Assets acquired             1,300,892
                                                               ----------
                  Liabilities Assumed:
                           Accounts payable                       179,415
                           Accrued expenses                       144,004
                                                               ----------
                                    Liabilities assumed           323,419
                                                               ----------
                                    Purchase price             $  977,473
                                                               ==========

         Notes payable in the amount of $900,000 were incurred in connection with the acquisition. Noncash distributions of $170,000 were made subsequent to the acquisition.

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


3.       Summary of Significant Accounting Policies:

         Accounts Receivable:

         There was no allowance for uncollectible accounts receivable at August 28, 1996.

         Inventories:

         Inventory is stated at the lower of actual cost or market value determined on the first-in, first-out (FIFO) basis. Inventories are reviewed annually for obsolescence and written down to net realizable value (See Note 4).

         Property and Equipment:

         Property and equipment are stated at cost. Depreciation is provided for using the straight line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense for the two months ended August 28, 1996, was $4,303. Assets are being depreciated over their estimated useful lives as follows:

                                                              Years
                                                              ------
                           Machinery and equipment            7 - 15
                           Office equipment                   5 - 10

         Income Taxes:

         Income taxes are provided based on financial reporting income.

4.       Inventories:

         Inventory consisted of the following at August 28, 1996:


                           Raw materials                    $152,328
                           Finished goods                    112,100
                                                            --------
                                                            $264,428
                                                            ========

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


5.       Property and Equipment:

         Property and equipment consisted of the following at August 28, 1996:


                  Machinery and equipment              $194,260
                  Office equipment                       19,050
                                                       --------
                                                        213,310
                  Less: accumulated depreciation         (4,303)
                                                       --------
                                                       $209,007
                                                       ========

6.       Long-Term Debt:

         The term debt incurred in connection with the acquisition of the Company consists of a $900,000 note with interest payable at 10%, collateralized by all of the assets of Mallyclad. The note matures on July 1, 2001 and requires equal monthly installments of principal and interest in the amount of $19,189.

7.       Commitments:

         The Company leases certain office and manufacturing space in Madison Heights, Michigan under a non-cancelable operating lease agreement which expires January 1, 2001. The terms of the lease provide for monthly payments of $14,295. Rent expense under the operating lease agreement was $28,590 for the two months ended August 28, 1996.

8.       Retirement Plan:

         The Company sponsors a defined contribution retirement plan for salaried employees. Employees are eligible to participate in the Plan one year after their date of hire. Company contributions are required in the amount of 4.3 percent of the participants' total compensation plus 4.3 percent of the participants' compensation in excess of $30,000. Contributions were $5,000 for the two months ended August 28, 1996.

                      AMERICAN ARCHITECTURAL PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


9.       Subsequent Events:

         On August 29, 1996, the Company acquired Eagle Window and Door, Inc. (Eagle) and Taylor Building Products Company (Taylor) for approximately $22 million. The Company incurred $13.4 million of bank debt and $8 million of subordinated notes due to the seller in connection with the acquisition. The acquisition of Eagle and Taylor will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of operations from the date of the acquisition included in the Company's consolidated financial statements.

         On October 25, 1996, AAPH, the Company's parent, entered into an Agreement and Plan of Reorganization with Forte Computer Easy, Inc. (Forte). The closing of transactions contemplated by the Agreement occurred on December 18, 1996. Pursuant to the Agreement, AAPH exchanged all of the issued and outstanding shares of capital stock of the Company for 1,000,000 shares of Series A Convertible Preferred Stock of Forte. Under the terms of the Agreement and the Series A Preferred Stock, AAPH obtained 60 percent of the voting control of Forte. This transaction will be accounted for as an acquisition of Forte by the Company since AAPH obtained voting control of Forte. Accordingly, the assets and liabilities of Forte will be recorded at fair values, and the results of operations from the date of the acquisition will be included in the Company's consolidated financial statements.

         The accompanying financial statements have not been adjusted for the effects of the transactions described above.

To The Board of Directors and Stockholders of
Eagle Window & Door, Inc. and Subsidiaries and
Taylor Building Products Company (Wholly-Owned Subsidiaries)

We have audited the accompanying combined balance sheet of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly- Owned Subsidiaries), as of August 29, 1996, and the related combined statements of operations and accumulated deficit, and cash flows for the period then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly-Owned Subsidiaries) as of August 29, 1996, and the results of their combined operations and cash flows for the eight month period then ended in conformity with generally accepted accounting principles.


                                                         Semple & Cooper, P.L.C.

Phoenix, Arizona

January 31, 1997



                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                             COMBINED BALANCE SHEET
                                 August 29, 1996

                                     ASSETS
Current Assets:
   Cash (Note 2)                                                              $   395,859
   Accounts receivable, net (Note 1)                                            7,736,517
   Inventory (Notes 1 and 3)                                                    8,483,224
   Prepaids and other                                                             314,240
                                                                              -----------

        Total Current Assets                                                   16,929,840
                                                                              -----------

Property, Plant and Equipment, Net (Notes 1 and 4)                              6,966,340
                                                                              -----------

Deposits and Other Assets                                                          93,376
                                                                              -----------

        Total Assets                                                          $23,989,556
                                                                              ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities:
   Accounts payable                                                           $ 2,429,053
   Accrued wages and payroll taxes                                                453,459
   Payable to affiliates (Note 9)                                              19,441,656
   Other accrued expenses                                                       2,346,756
   Accrued warranty reserve - short-term portion (Note 8)                       1,479,000
                                                                              -----------

        Total Current Liabilities                                              26,149,924
                                                                              -----------
Long-Term Liabilities:
   Accrued warranty reserve - long-term portion (Note 8)                        3,148,412
                                                                              -----------

Commitments and Contingencies: (Note 5)                                             -

Stockholder's Equity (Deficit): (Note 6)
   Common stock                                                                   211,851
   Additional paid-in capital                                                  27,224,456
   Accumulated deficit                                                        (32,745,087)
                                                                              -----------
        Total Stockholder's Equity (Deficit)                                   (5,308,780)
                                                                              -----------
        Total Liabilities and Stockholder's
          Equity (Deficit)                                                    $23,989,556
                                                                              ===========



                 The Accompanying Notes are an Integral Part
                     of the Combined Financial Statements




                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                      COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                                 For The Eight Month Periods Ended
                                                      August 29, 1996 and 1995

                                                                                                            (Unaudited)
                                                                                     1996                      1995
                                                                                     ----                      ----

Sales                                                                           $ 39,971,058              $ 49,279,325

Cost of Sales                                                                     33,832,799                45,687,243
                                                                                ------------              ------------

Gross Profit                                                                       6,138,259                 3,592,082

Selling Expense                                                                    3,948,778                 4,935,699

General and Administrative Expenses                                                3,141,852                 3,497,374
                                                                                ------------              ------------

Loss from Operations                                                                (952,371)               (4,840,991)
                                                                                ------------              ------------

Other Income (Expense):

   Loss on sale of assets                                                           (773,866)                 (127,936)
   Other                                                                             274,661                    79,892
   Interest expense                                                               (1,142,519)               (1,167,661)
                                                                                ------------              ------------

                                                                                  (1,641,724)               (1,215,705)
                                                                                ------------              ------------

Loss before Income Tax Benefit                                                    (2,594,095)               (6,056,696)

Income Tax Benefit (Note 1)                                                          907,933                 2,011,743
                                                                                ------------              ------------

Net Loss                                                                          (1,686,162)               (4,044,953)

Accumulated Deficit, Beginning of Period                                         (31,058,925)              (24,670,847)
                                                                                ------------              ------------

Accumulated Deficit, End of Period                                              $(32,745,087)             $(28,715,800)
                                                                                ============              ============


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements



                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                                  COMBINED STATEMENTS OF CASH FLOWS
                                                 For The Eight Month Periods Ended
                                                      August 29, 1996 and 1995

                                                                                                           (Unaudited)
                                                                                    1996                      1995
                                                                                    ----                      ----
Cash Flows from Operating Activities:
   Cash received from customers                                                 $39,462,693               $47,331,732
   Cash paid to suppliers and employees                                         (38,177,166)              (45,970,684)
   Interest received                                                                  1,340                      -
                                                                                -----------               -----------
      Net cash provided by operating
        activities                                                                1,286,867                 1,361,048
                                                                                -----------               -----------


Cash Flows from Investing Activities:
   Cash received from sale of assets                                                 37,289                    37,775
   Purchase of assets                                                            (1,678,658)               (1,105,484)
                                                                                -----------               -----------
      Net cash used by investing
        activities                                                               (1,641,369)               (1,067,709)
                                                                                -----------               -----------

Net increase (decrease) in cash                                                    (354,502)                  293,339

Cash at beginning of period                                                         750,361                   212,332
                                                                                -----------               -----------

Cash at end of period                                                           $   395,859               $   505,671
                                                                                ===========               ===========


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements



                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                            COMBINED STATEMENTS OF CASH FLOWS (Continued)
                                                 For The Eight Month Periods Ended
                                                      August 29, 1996 and 1995

                                                                                                           (Unaudited)
                                                                                    1996                      1995
                                                                                    ----                      ----

Reconciliation of Net Loss to Net Cash
  Provided by Operating Activities:

Net Loss                                                                        $(1,686,162)              $(4,044,953)
                                                                                -----------               -----------
Adjustments to Reconcile Net Loss to Net
  Cash Provided by Operating Activities:
    Depreciation                                                                  2,661,961                 2,589,573
    Loss on sale of assets                                                          773,866                   127,936
    Interest expense contributed to capital
      by Parent Company                                                           1,142,519                         -
Changes in Assets and Liabilities:
    Accounts receivable                                                            (781,687)               (2,027,320)
    Inventory                                                                      (152,631)                7,258,906
    Prepaids and other                                                              134,186                   (59,438)
    Deposits and other                                                              (38,005)                 (182,101)
    Accounts payable                                                               (430,203)                 (998,580)
    Accrued wages and payroll taxes                                                  72,539                    74,468
    Other accrued expenses                                                          828,870                   694,837
    Payable to affiliates                                                        (1,040,998)               (1,572,280)
    Accrued warranty reserve                                                       (197,388)                 (500,000)
                                                                                -----------               -----------

                                                                                  2,973,029                 5,406,001
                                                                                -----------               -----------
      Net cash provided by operating

        activities                                                              $ 1,286,867               $ 1,361,048
                                                                                ===========               ===========


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies and Use of Estimates:

        Basis of Presentation:

        The combined financial statements include the financial position, results of operations and cash flows of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (the Companies). All material intercompany transactions, accounts and balances have been eliminated.

        Each Company is a wholly-owned subsidiary of MascoTech, Inc. Because of these relationships, the financial statements of the Companies have been prepared on a combined format as if they were a single entity. In addition, MascoTech, Inc. performed the Companies' treasury function, and allocated expenses for various services it provided (See Note 9).

        Eagle Window & Door, Inc. and Subsidiaries (Eagle) are engaged in the manufacture of aluminum clad and all wood windows and doors. Eagle's primary market is the construction industry. Products are marketed through various distributors located throughout the United States and Pacific Rim. Eagle's wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company are engaged in the sale and distribution of windows and doors throughout the United States.

        The accompanying combined financial statements include the consolidated accounts of Eagle Window & Door, Inc. and its wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Taylor Building Products Company (Taylor) is engaged in the manufacture of entry and garage doors. The Company markets entry doors under the brand names of Perma Door and Taylor Door. The Perma Door brand is primarily marketed through millwork distributors and the Taylor Door brand is primarily marketed through installing dealers. The Company markets garage doors under the Taylor Door brand name throughout the United States.

        Interim Financial Information:

        The interim financial statements for the eight month period ended August 29, 1995 are unaudited. In the opinion of management, these statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations for the interim period. The results of operations for the eight month periods presented are not necessarily indicative of the results for the respective years.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies and Use of Estimates:
        (Continued)

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Earnings Per Share:

        Historical earnings per share data has not been presented in the accompanying financial statements due to the subsequent acquisition of the two (2) Companies by American Architectural Products, Inc. and its reverse merger with a public reporting company (See Note 12).

        Accounts Receivable:

        As of August 29, 1996, an allowance has been established for potentially uncollectible accounts receivable in the amount of $791,521.

        Inventory:

        Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventories are reviewed periodically for obsolescence and an allowance established to record potentially obsolete inventory at net realizable value (See Note 3).

        Property, Plant and Equipment:

        Property, plant and equipment are stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense for the periods ended August 29, 1996 and 1995, was $2,661,961 and $2,589,573 (unaudited), respectively.
        Assets are being depreciated over their estimated useful lives, as follows:

                                                                   Years
                                                                   -----

               Buildings and improvements                           40
               Machinery and equipment                            6-15
               Computer and office equipment                        10
               Tools, dies and fixtures                              3

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies and Use of Estimates:
        (Continued)

        Income Taxes:

        The Companies file their income tax returns on a consolidated basis with their parent company. All provisions for federal and state income taxes, including provisions for deferred income taxes, are provided for through the intercompany accounts.

        Advertising:

        The cost of advertising is expensed as incurred. Advertising expense was $479,300 and $580,939 (unaudited), respectively, for the periods ended August 29, 1996 and 1995.

2.      Concentration of Credit Risk:

        The combined Companies maintain cash balances at various financial institutions. At August 29, 1996, the combined Companies have uninsured cash in the approximate amount of $230,000.

3.      Inventory:

        As of August 29, 1996, inventory consisted of the following:

        Raw materials                                $6,118,026
        Work in process                               1,366,212
        Finished goods                                1,473,501
                                                     ----------
                                                      8,957,739

        Less: provision for obsolete inventory         (474,515)
                                                     ----------

                                                     $8,483,224
                                                     ==========

4.      Property, Plant and Equipment:

        As of August 29, 1996, property, plant and equipment consisted of the following:

        Land and improvements                       $   408,934
        Buildings and improvements                    7,698,252
        Machinery and equipment                      11,276,992
        Computer and office equipment                 2,223,089
        Tools, dies and fixtures                      3,698,385
                                                    -----------
                                                     25,305,652
        Less: accumulated depreciation              (18,339,312)
                                                    -----------

                                                    $ 6,966,340
                                                    ===========

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.      Commitments and Contingencies:

        Commitments:

        The Companies are currently leasing certain office and manufacturing space in Dubuque, Iowa and West Branch, Michigan under non-cancellable operating lease agreements which expire through July, 1997. The terms of the leases provide for combined monthly payments totalling approximately $12,000. The lease terms also require the Companies to pay common area maintenance, taxes, insurance and other costs. The Companies are also leasing equipment under various non-cancellable operating lease agreements which expire through July, 2000. Rent expense under the operating lease agreements was $477,761 and $487,134, (unaudited) respectively, for the periods ended August 29, 1996 and 1995.

        A schedule of future minimum lease payments due under the non-cancellable operating lease agreements, is as follows:

                           Year Ended
                           August 29,                       Amount
                           ----------                       ------

                              1997                      $  382,862
                              1998                         176,505
                              1999                          88,425
                              2000                          18,546
                                                        ----------

                                                        $  666,338
                                                        ==========

        Contingencies:

        Environmental Issue:

        Based on an evaluation of Eagle's operating facility, asbestos-containing materials were located in various sections of the facility. No provision or accrual has been made to provide for any potential future costs for abatement because, in management's opinion, they should not have a material adverse effect upon the combined financial position of the Companies. In connection with the sale of the Companies to American Architectural Products, Inc. (See Note 12), the former parent of the Companies agreed to bear certain abatement costs relating to this matter.

        Litigation:

        At August 29, 1996, the Companies were a party to several lawsuits. The Company believes that the lawsuits are without merit and intend to vigorously defend their position. A provision has been made for approximately $100,000 for a lawsuit involving product performance issues.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6.      Stockholders' Equity:

        The stock of Taylor Building Products Company consists of 1,000 shares of $1 par value common stock authorized, issued and outstanding. The stock of Eagle Window & Door, Inc. consists of 500,000 shares of $1 par value common stock authorized, 210,851 shares issued and outstanding.

7.      Restructuring Charge:

        In September, 1995, Taylor's management adopted a restructuring plan to address recurring operating losses. The goal of the plan was to reduce overhead through a plan of business consolidation and simplification. The major components to the plan were: (1) closure of its satellite locations in Florida and Texas; (2) elimination of its "non-core" product lines; and (3) improve the proficiency of its entry and garage door lines. As a result of the restructuring plan, the Company incurred costs for liquidation of inventory, loss on the sale and abandonment of fixed assets, severance pay, and other related costs.

        A restructuring charge in the approximate amount of $2,600,000 was recorded subsequent to August 29, 1995.

8.      Warranty Reserve:

        The Companies sell the majority of their products with limited warranties of two (2) to twenty-five (25) years. At August 29, 1996, the accompanying financial statements include a reserve of $4,627,412 for estimated warranty claims based on the Companies' historical claims experience.

9.      Related Party Transactions:

        As of August 29, 1996, the Companies had amounts payable to affiliates of 19,441,656. These affiliates consisted primarily of the parent company and subsidiaries of the parent company. For the eight month periods ended August 29, 1996 and 1995, the Companies had recorded related interest expense of $1,142,519 and $1,167,661 (unaudited), respectively. Interest expense for the eight month period ended August 29, 1996 was treated as contributed to capital by the Parent Company.

        Various shared expenses were charged to the Companies through the payable to affiliate account. These expenses included items such as general insurance, health insurance, and workers' compensation insurance, which were charged based on specific identification of the expense. For the eight month periods ended August 29, 1996 and 1995, total expenses charged to the Companies through specific identification were $1,613,407 and $2,642,306, respectively.

        In addition, MascoTech, Inc., the parent company, charged the Companies a management fee based on budgeted sales for the various operating subsidiaries. For the eight month periods ended August 29, 1996 and 1995, total management fees charged to the Companies were $951,000 and $872,300, respectively.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

10.     Benefit Plans:

        401K Profit Sharing Plan and Pension Plan:

        The Companies' former parent sponsored the MascoTech, Inc. Salaried Savings Plan. All salaried employees of the Company with three (3) months of service, were eligible to participate in the Plan. The Plan operated as a 401K Savings Plan. The Plan did not provide for a discretionary matching or profit sharing contribution. As such, no expense has been recorded for contributions in the accompanying financial statements.

        The Companies' former parent sponsored the MascoTech, Inc. Master Hourly Employees' Pension Plan. All hourly employees of the Companies were eligible to participate in the Plan with participation commencing on the date of hire. Benefits in the Plan were vested and based on the number of years of credited service. Pension expense under the Plan for the eight month periods ended August 29, 1996 and 1995 for the combined Companies was approximately $135,000 for each period.

        Pursuant to the sale of the Companies to American Architectural Products, Inc., in August, 1996, and in accordance with the Stock Purchase Agreement, coverage under these plans ceased. The seller agreed to fully vest all participants and pay benefits in the normal course of the plans. As such, no liability has been reported in the accompanying combined financial statements for any potential unfunded liabilities.

        Post-Retirement Benefits:

        Taylor Building Products Company sponsors a post-retirement health benefit program pursuant to its collective bargaining contract. Under the principal terms of the contract, the Company will pay a retired employee with a minimum of ten (10) years service, a benefit of $100 per month after retirement at age 62. As of the date of the financial statements, no material post-retirement benefit obligation has been incurred.

        Labor Force:

        Most of the hourly employees of Taylor Building Products Company, comprising approximately eighty-five percent (85%) of the Taylor labor force, are covered under a collective bargaining agreement. The contract expired in February, 1997, and was renegotiated for an additional five
        (5) years.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

11.     Economic Dependency:

        For the periods ended August 29, 1996 and 1995, Eagle Window & Door, Inc. purchased approximately fifteen percent (15%) of their materials from one (1) supplier. At August 29, 1996, the amount due to the supplier was $332,179.

        For the periods ended August 29, 1996 and 1995, Taylor Building Products Company purchased approximately twenty percent (20%) of their materials from one (1) supplier. At August 29, 1996, the amount due to the supplier was $362,000.

12.     Subsequent Event:

        Acquisition:

        Effective August 29, 1996, the Companies were acquired by American Architectural Products, Inc. (AAP). On December 18, 1996, American Architectural Products Holdings, Inc. (AAPH, parent of AAP) consummated transactions contemplated under an Agreement and Plan of Reorganization dated October 25, 1996. Under terms of this Agreement, all of the capital stock of AAP was exchanged by AAPH for a sixty percent (60%) interest in Forte Computer Easy, Inc. The financial statements do not give effect to these transactions.

To The Board of Directors and Stockholders of
Eagle Window & Door, Inc. and Subsidiaries and
Taylor Building Products Company (Wholly-Owned Subsidiaries)

We have audited the accompanying combined balance sheets of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly-Owned Subsidiaries), as of December 31, 1995 and 1994, and the related combined statements of operations and accumulated deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly-Owned Subsidiaries) as of December 31, 1995 and 1994, and the results of their combined operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

Semple & Cooper, P.L.C.
Phoenix, Arizona

January 31, 1997

January 31, 1997


                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                                       COMBINED BALANCE SHEETS
                                                     December 31, 1995 and 1994

                                                               ASSETS

                                                                                     1995                        1994
                                                                                     ----                        ----
Current Assets:
   Cash (Note 2)                                                                 $   750,361                 $   212,332
   Accounts receivable, net (Note 1)                                               6,954,830                   7,901,250
   Inventory (Notes 1 and 3)                                                       8,330,593                  18,234,183
   Prepaids and other                                                                448,426                     569,385
                                                                                 -----------                 -----------
        Total Current Assets                                                      16,484,210                  26,917,150
                                                                                 -----------                 -----------
Property, Plant and Equipment,
  Net (Notes 1 and 4)                                                              8,760,799                  10,844,153
                                                                                 -----------                 -----------

Deposits and Other Assets                                                             55,370                     132,269
                                                                                 -----------                 -----------

        Total Assets                                                             $25,300,379                 $37,893,572
                                                                                 ===========                 ===========

                                           LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities:
   Accounts payable                                                              $  2,859,256                $  3,342,794
   Accrued wages and payroll taxes                                                    371,510                     567,118
   Payable to affiliates (Note 10)                                                 20,482,654                  25,427,638
   Other accrued expenses                                                           1,527,296                   1,783,282
   Accrued warranty reserve - short-term
     portion (Note 9)                                                               1,566,000                   1,740,000
                                                                                 ------------                ------------
        Total Current Liabilities                                                  26,806,716                  32,860,832
                                                                                 ------------                ------------
Long-Term Liabilities:
   Accrued warranty reserve - long-term
     portion (Note 9)                                                               3,258,800                   3,409,800
                                                                                 ------------                ------------
Commitments and Contingencies: (Note 5)                                                  -                           -

Stockholder's Equity (Deficit): (Note 6)
   Common stock                                                                       211,851                     211,851
   Additional paid-in capital                                                      26,081,937                  26,081,937
   Accumulated deficit                                                            (31,058,925)                (24,670,848)
                                                                                 ------------                ------------
        Total Stockholder's Equity (Deficit)                                       (4,765,137)                  1,622,940
                                                                                 ------------                ------------
        Total Liabilities and

          Stockholder's Equity (Deficit)                                         $ 25,300,379                $ 37,893,572
                                                                                 ============                ============


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements

                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                      COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                        For The Years Ended December 31, 1995, 1994 and 1993

                                                                                                            (Unaudited)
                                                          1995                       1994                      1993
                                                          ----                       ----                      ----

Sales                                                $ 72,962,690               $ 92,644,635              $113,741,486

Cost of Sales                                          67,642,530                 83,387,571               100,655,248
                                                     ------------               ------------              ------------

Gross Profit                                            5,320,160                  9,257,064                13,086,238

Selling Expense                                         6,619,136                  9,166,868                12,406,431

General and Administrative
  Expenses                                              5,714,966                  5,084,716                 7,327,844

Restructuring Charge (Note 7)                             840,042                       -                         -
                                                     ------------               ------------              ------------

Loss from Operations                                   (7,853,984)                (4,994,520)               (6,648,037)
                                                     ------------               ------------              ------------

Other Income (Expense):
   Interest expense (Note 10)                          (1,755,177)                (2,040,067)               (2,028,034)
   Gain (Loss) on sale of
     assets                                              (375,325)                   (23,293)                    4,923
   Other                                                   38,984                     69,440                   149,816
                                                     ------------               ------------              ------------

                                                       (2,091,518)                (1,993,920)               (1,873,295)
                                                     ------------               ------------              ------------
Loss before Income Tax
  Benefit                                              (9,945,502)                (6,988,440)               (8,521,332)

Income Tax Benefit (Note 1)                             3,557,425                  2,550,020                 2,987,040
                                                     ------------               ------------              ------------

Net Loss                                               (6,388,077)                (4,438,420)               (5,534,292)

Accumulated Deficit,
  Beginning of Year                                   (24,670,848)               (20,232,428)              (14,698,136)
                                                     ------------               ------------              ------------
Accumulated Deficit,
  End of Year                                        $(31,058,925)              $(24,670,848)             $(20,232,428)
                                                     ============               ============              ============


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements

                                          EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                   TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                                 COMBINED STATEMENTS OF CASH FLOWS
                                       For The Years Ended December 31, 1995, 1994 and 1993

                                                                                                           (Unaudited)
                                                         1995                       1994                       1993
                                                         ----                       ----                       ----
Cash Flows from Operating
  Activities:
   Cash received from
     customers                                       $73,112,175                $97,443,508               $111,509,790
   Cash paid to suppliers
     and employees                                   (70,132,913)               (95,570,911)              (110,644,441)
   Interest paid                                          (3,686)                    (8,711)                    (7,622)
   Interest received                                       4,504                     20,548                     31,898
   Restructuring costs                                  (423,909)                      -                          -
                                                     -----------                -----------               ------------
      Net cash provided by
        operating activities                           2,556,171                  1,884,434                    889,625
                                                     -----------                -----------               ------------


Cash Flows from Investing
  Activities:

   Cash received from sale
     of equipment                                        558,265                    278,139                     49,653
   Purchase of equipment                              (2,576,407)                (1,885,382)                (1,246,623)
                                                     -----------                -----------               ------------
      Net cash used by
        investing activities                          (2,018,142)                (1,607,243)                (1,196,970)
                                                     -----------                -----------               ------------


Cash Flows from Financing
  Activities:
    Repayment of debt                                       -                       (64,859)                    (6,569)
                                                     -----------                -----------               ------------
      Net cash used by
        financing activities                                -                       (64,859)                    (6,569)
                                                     -----------                -----------               ------------
Net increase (decrease)
  in cash                                                538,029                    212,332                   (313,914)

Cash at beginning of year                                212,332                       -                       313,914
                                                     -----------                -----------               ------------

Cash at end of year                                  $   750,361                $   212,332               $       -
                                                     ===========                ===========               ============


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements



                                           EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
                                    TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                                            COMBINED STATEMENTS OF CASH FLOWS (Continued)
                                       For The Years Ended December 31, 1995, 1994 and 1993

                                                                                                           (Unaudited)
                                                         1995                       1994                      1993
                                                         ----                       ----                      ----

Reconciliation of Net Loss
  to Net Cash Provided by
  Operating Activities:

Net Loss                                             $(6,388,077)               $(4,438,420)              $(5,534,292)
                                                     -----------                -----------               -----------
Adjustments to Reconcile Net
  Loss to Net Cash Provided
  by Operating Activities:
    Depreciation                                       3,310,040                  3,926,218                 4,033,723
    (Gain) Loss on sale of
       assets                                            375,325                     23,293                    (4,923)
    Abandonment of fixed
      assets in
      restructuring                                      416,131                       -                         -

Changes in Assets and
  Liabilities:
    Accounts receivable                                  946,420                  5,319,036                (1,204,657)
    Inventory                                          9,903,590                  2,577,426                (1,094,874)
    Prepaids and other                                   120,959                     88,377                  (123,221)
    Deposits and other                                    76,899                        674                   447,827
    Accounts payable                                    (483,538)                  (806,796)               (1,423,265)
    Accrued wages and
      payroll taxes                                     (195,608)                   (31,983)                  166,563
    Other accrued expenses                              (255,986)                (1,457,456)                 (647,164)
    Payable to affiliates                             (4,944,984)                (3,364,082)                6,722,045
    Accrued warranty reserve                            (325,000)                    48,147                  (448,137)
                                                     -----------                -----------               -----------

                                                       8,944,248                  6,322,854                 6,423,917
                                                     -----------                -----------               -----------
      Net cash provided by
        operating activities                         $ 2,556,171                $ 1,884,434               $   889,625
                                                     ===========                ===========               ===========


                                             The Accompanying Notes are an Integral Part
                                                of the Combined Financial Statements

                EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
         TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies and Use of Estimates:

        Basis of Presentation:

        The combined financial statements include the financial position, results of operations and cash flows of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (the Companies). All material intercompany transactions, accounts and balances have been eliminated.

        Each Company is a wholly-owned subsidiary of MascoTech, Inc. Because of these relationships, the financial statements of the Companies have been prepared on a combined format as if they were a single entity. In addition, MascoTech, Inc. performed the Companies' treasury function, and allocated expenses for various services it provided (See Note 10).

        Eagle Window & Door, Inc. and Subsidiaries (Eagle) are engaged in the manufacture of aluminum clad and all wood windows and doors. Eagle's primary market is the construction industry. Products are marketed through various distributors located throughout the United States and Pacific Rim. Eagle's wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company are engaged in the sale and distribution of windows and doors throughout the United States.

        The accompanying combined financial statements include the consolidated accounts of Eagle Window & Door, Inc. and its wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Taylor Building Products Company (Taylor) is engaged in the manufacture of entry and garage doors. The Company markets entry doors under the brand names of Perma Door and Taylor Door. The Perma Door brand is primarily marketed through millwork distributors and the Taylor Door brand is primarily marketed through installing dealers. The Company markets garage doors under the Taylor Door brand name throughout the United States.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

1.      Summary of Significant Accounting Policies and Use of Estimates:
        (Continued)

        Earnings Per Share:

        Historical earnings per share data has not been presented in the accompanying financial statements due to the subsequent acquisition of the two (2) Companies by American Architectural Products, Inc. and its reverse merger with a public reporting company (See Note 13).

        Accounts Receivable:

        As of December 31, 1995 and 1994, allowances have been established for potentially uncollectible accounts receivable in the amounts of $445,418 and $648,385, respectively.

        Inventory:

        Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventories are reviewed periodically for obsolescence, and an allowance established to record potentially obsolete inventory at net realizable value (See Note 3).

        Property, Plant and Equipment:

        Property, plant and equipment are stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense for the years ended December 31, 1995, 1994 and 1993, was $3,310,040, $3,926,218 and $4,033,723
        (unaudited), respectively. Assets are being depreciated over their estimated useful lives, as follows:

                                                                     Years
                                                                     -----

               Buildings and improvements                             40
               Machinery and equipment                              6-15
               Computer and office equipment                          10
               Tools, dies and fixtures                                3

        Income Taxes:

        The Companies file their income tax returns on a consolidated basis with their parent company. All provisions for federal and state income taxes, including provisions for deferred income taxes, are provided for through the intercompany accounts.

        Advertising:

        The cost of advertising is expensed as incurred. Advertising expense was $1,192,915, $1,426,021 and $890,780 (unaudited), respectively, for the years ended December 31, 1995, 1994 and 1993.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2.      Concentration of Credit Risk:

        The combined Companies maintain cash balances at various financial institutions. At December 31, 1995 and 1994, the combined Companies have uninsured cash in the approximate amounts of $670,000 and $734,000, respectively.

3.      Inventory:

        As of December 31, 1995 and 1994, inventory consisted of the following:

                                                            1995               1994
                                                           ----                ----

        Raw materials                                  $ 7,106,775         $ 8,213,917
        Work in process                                  1,215,724           3,873,183
        Finished goods                                   1,631,594           7,702,083
                                                       -----------         -----------
                                                         9,954,093          19,789,183
        Less: provision for obsolete inventory          (1,623,500)         (1,555,000)
                                                       -----------         -----------

                                                       $ 8,330,593         $18,234,183
                                                       ===========         ===========

        Included in the allowance for obsolete inventory as of December 31, 1995 is approximately $1,260,000 for future losses from Taylor Building Products Company's restructuring plan (See Note 7).

4.      Property, Plant and Equipment:

        As of December 31, 1995 and 1994, property, plant and equipment consisted of the following:

                                                           1995                1994
                                                           ----                ----

        Land and improvements                          $   407,523         $   388,690
        Buildings and improvements                       7,996,419           7,693,066
        Machinery and equipment                         10,807,526          12,322,099
        Computer and office equipment                    3,238,291           2,875,659
        Tools, dies and fixtures                         1,962,048           2,535,934
                                                       -----------         -----------
                                                        24,411,807          25,815,448
        Less: accumulated depreciation                 (15,651,008)        (14,971,295)
                                                       -----------         -----------

                                                       $ 8,760,799         $10,844,153
                                                       ===========         ===========

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.      Commitments and Contingencies:

        Commitments:

        The Companies are currently leasing certain office and manufacturing space in Dubuque, Iowa and West Branch, Michigan under non-cancellable operating lease agreements which expire through July, 1997. The terms of the leases provide for combined monthly payments totalling approximately $12,000. The lease terms also require the Companies to pay common area maintenance, taxes, insurance and other costs. The Companies are also leasing equipment under various non-cancellable operating lease agreements which expire through July, 2000. Rent expense under the operating lease agreements was $817,418, $927,916 and $837,934 (unaudited), respectively, for the years ended December 31, 1995, 1994 and 1993.

        A schedule of future minimum lease payments due under the non-cancellable operating lease agreements, is as follows:

                           Year Ended
                          December 31,                     Amount
                          ------------                     ------

                              1996                     $  595,370
                              1997                        330,465
                              1998                        221,577
                              1999                         88,472
                              2000                          4,729
                                                       ----------

                                                       $1,240,613
                                                       ==========

        Contingencies:

        Environmental Issue:

        Based on an evaluation of Eagle's operating facility, asbestos-containing materials were located in various sections of the facility. No provision or accrual has been made to provide for any potential future costs for abatement because, in management's opinion, they should not have a material adverse effect upon the combined financial position of the Companies. In connection with the sale of the Companies to American Architectural Products, Inc. (See Note 13), the former parent of the Companies agreed to bear certain abatement costs relating to this matter.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.      Commitments and Contingencies: (Continued)

        Contingencies: (Continued)

        Litigation:

        At December 31, 1995, the Companies are a party to several lawsuits. The Companies believe that the lawsuits are without merit and intend to vigorously defend their position. Therefore, no provision for any potential losses has been made in the accompanying financial statements, except for a lawsuit that was settled subsequent to the balance sheet date for approximately $165,000. A provision for this loss has been charged to operations in the accompanying financial statements for the year ended December 31, 1995.

6.      Stockholders' Equity:

        The stock of Taylor Building Products Company consists of 1,000 shares of $1 par value common stock authorized, issued and outstanding. The stock of Eagle Window & Door, Inc. consists of 500,000 shares of $1 par value common stock authorized, 210,851 shares issued and outstanding.

7.      Restructuring Charge:

        In September, 1995, Taylor's management adopted a restructuring plan to address recurring operating losses. The goal of the plan was to reduce overhead through a plan of business consolidation and simplification. The major components to the plan were: (1) closure of its satellite locations in Florida and Texas; (2) elimination of its "non-core" product lines; and (3) improve the proficiency of its entry and garage door lines. As a result of the restructuring plan, the Company incurred costs for loss on the sale and abandonment of fixed assets, severance pay, and other related costs. The restructuring plan was completed during the first quarter of 1996.

        The restructuring charge for the year ended December 31, 1995, consisted of the following:



             Loss on sale and abandonment of
               fixed assets                                         $416,131
             Severance pay                                           281,012
             Other                                                   142,899
                                                                  ----------

                                                                  $  840,042
                                                                  ==========

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

 8.     Statements of Cash Flows:

        Non-Cash Investing and Financing Activities:

        During the year ended December 31, 1995, the Companies recognized an investing activity that affected equity, but did not result in cash receipts or payments. This non-cash activity consisted of the write off notes receivable deemed uncollectible in the amount of $344,473.

        During the year ended December 31, 1994, the Companies recognized an investing activity that affected assets and liabilities, but did not result in cash receipts or payments. This non-cash activity was a devaluation of fixed assets assigned to the Companies by the parent company, offset against amounts due to the parent company.

 9.     Warranty Reserve:

        The Companies sell the majority of their products with limited warranties of two (2) to twenty-five (25) years. At December 31, 1995 and 1994, the accompanying financial statements include a reserve of $4,824,800 and $5,149,800, respectively, for estimated warranty claims based on the Companies' historical claims experience.

10. Related Party Transactions:

        As of December 31, 1995 and 1994, the Companies had amounts payable to affiliates of $20,482,654 and $25,427,638, respectively. These affiliates represent primarily the parent company and subsidiaries of the parent company. Various shared expenses were charged to the Companies through the payable to affiliate account. These expenses included items such as general insurance, health insurance, and workers compensation insurance, which were charged based on specific identification of the expense. For the years ended December 31, 1995, 1994 and 1993, total expenses charged to the Companies through specific identification were $3,588,020, $4,357,726 and $4,527,768 (unaudited), respectively.

        In addition, MascoTech, Inc., the parent company, charged the Companies a management fee based on budgeted sales for the various operating subsidiaries. For the years ended December 31, 1995, 1994 and 1993 total management fees charged to the Companies were $1,314,700, $1,481,200 and $1,619,400 (unaudited), respectively.

        MascoTech, Inc. also provided cash management services for the Companies. As of December 31, 1995, 1994 and 1993, the Companies had recorded interest expense relating to the amounts payable to affiliates of $1,755,177, $2,040,067 and $2,020,414 (unaudited), respectively.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

11.     Benefit Plans:

        401K Profit Sharing Plan and Pension Plan:

        The Companies' former parent sponsored the MascoTech, Inc. Salaried Savings Plan. All salaried employees of the Company with three (3) months of service, were eligible to participate in the Plan. The Plan operated as a 401K Savings Plan. The Plan did not provide for a discretionary matching or profit sharing contribution. As such, no expense has been recorded for contributions in the accompanying financial statements.

        The Companies' former parent sponsored the MascoTech, Inc. Master Hourly Employees' Pension Plan. All hourly employees of the Companies were eligible to participate in the Plan with participation commencing on the date of hire. Benefits in the Plan were vested and based on the number of years of credited service.

        Pursuant to the pending sale of the Companies to American Architectural Products, Inc., in August, 1996, and in accordance with the Stock Purchase Agreement, coverage under these plans ceased. The seller agreed to fully vest all participants and pay benefits in the normal course of the plans. As such, no liability has been reported in the accompanying combined financial statements for any potential unfunded liabilities.

        Post-Retirement Benefits:

        Taylor Building Products Company sponsors a post-retirement health benefit program pursuant to its collective bargaining contract. Under the principal terms of the contract, the Company will pay a retired employee with a minimum of ten (10) years service, a benefit of $100 per month after retirement at age 62. As of the date of the financial statements, no material post-retirement benefit obligation has been incurred.

        Labor Force:

        Most of the hourly employees of Taylor Building Products Company, comprising approximately eighty-five percent (85%) of the Taylor labor force, are covered under a collective bargaining agreement. The contract expired in February, 1997, and was renegotiated for an additional five
        (5) years.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (Wholly-Owned Subsidiaries)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

12.     Economic Dependency:

        For the years ended December 31, 1995, 1994 and 1993 (unaudited), Eagle Window & Door, Inc. purchased approximately thirty-eight percent (38%), twenty-four percent (24%), and twenty-five percent (25%) (unaudited), respectively, of their materials from two (2) suppliers. At December 31, 1995 and 1994, amounts due to the suppliers were $254,584 and $628,768, respectively.

        For the years ended December 31, 1995, 1994 and 1993 (unaudited), Taylor Building Products Company purchased approximately sixteen percent (16%), fourteen percent (14%) and ten percent (10%), respectively of their materials from one (1) supplier. At December 31, 1995 and 1994, amounts due to the supplier were approximately $452,000 and $434,000, respectively.

13.     Subsequent Event:

        Acquisition:

        Effective August 29, 1996, the Companies were acquired by American Architectural Products, Inc. (AAP). On December 18, 1996, American Architectural Products Holdings, Inc. (AAPH, parent of AAP) consummated transactions contemplated under an Agreement and Plan of Reorganization dated October 25, 1996. Under terms of this Agreement, all of the capital stock of AAP was exchanged by AAPH for a sixty percent (60%) interest in Forte Computer Easy, Inc. The financial statements do not give effect to these transactions.

MALLYCLAD CORP.
CONDENSED BALANCE SHEETS
UNAUDITED


                                                       6/30/96           6/30/95
                                                       -------           -------
                   ASSETS
CURRENT ASSETS:
       Cash                                          $  202,218        $   81,521
       Accounts receivable                              382,176           522,116
       Inventory                                        284,205           518,686
       Prepaids and other assets                         18,783             9,602
                                                     ----------        ----------
            Total Current Assets                        887,382         1,131,925

NONCURRENT ASSETS:
       Property and equipment, net                      109,297           165,209
       Other assets                                           0            24,000
                                                     ----------        ----------
            Total Noncurrent Assets                     109,297           189,209

                                                     ----------        ----------
Total Assets                                         $  996,679        $1,321,134
                                                     ==========        ==========

      LIABILITIES & STOCKHOLDER'S EQUITY:

CURRENT LIABILITIES:
       Accounts payable                              $  146,574        $  376,569
       Accrued expenses                                 106,299            52,376
       Revolving line of credit                               0            70,000
                                                     ----------        ----------
            Total Current Liabilities                   252,873           498,945

LONG-TERM LIABILITIES:
       Other liabilities                                      0             5,300

                                                     ----------        ----------
            Total Long-Term Liabilities                       0             5,300

                                                     ----------        ----------
Total Liabilities                                       252,873           504,245

STOCKHOLDER'S EQUITY:
       Capital Stock                                     50,000            50,000
       Retained Earnings                                693,806           766,889
                                                     ----------        ----------
            Total Equity                                743,806           816,889

                                                     ----------        ----------
Total Liabilities & Stockholder's Equity             $  996,679        $1,321,134
                                                     ==========        ==========


     The accompanying note is an integral part of the financial statements.

MALLYCLAD CORP.
CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
UNAUDITED

                                                   FOR THE SEVEN MONTHS ENDED
                                                 ------------------------------
                                                   6/30/96            6/30/95
                                                 -----------        -----------
Net Sales                                        $ 1,888,966        $ 2,391,534

Cost of Goods Sold                                 1,577,182          2,089,095

                                                 -----------        -----------
       Gross Profit                                  311,784            302,439

Selling, General & Administrative Expense            332,938            384,761

                                                 -----------        -----------
       Loss from Operations                          (21,154)           (82,322)

Interest Expense, net                                    440               (710)

Other Income                                         (17,167)           (25,315)

                                                 -----------        -----------
       Net Loss                                       (4,427)           (56,297)

Retained earnings, beginning                         698,233            823,186

                                                 -----------        -----------
Retained earnings, ending                        $   693,806        $   766,889
                                                 ===========        ===========


     The accompanying note is an integral part of the financial statements.

MALLYCLAD CORP.
CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

                                                                          FOR THE SEVEN MONTHS ENDED
                                                                          --------------------------
                                                                           6/30/96          6/30/95
                                                                          ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                           $  (4,427)       $ (56,297)
       Adjustment to reconcile net loss to cash from
            operating activities-
                 Depreciation                                                35,000           56,000
       Changes in operating assets and liabilities:
                 Accounts receivable                                        170,155          203,979
                 Inventories                                                146,697            8,789
                 Prepaid expenses                                             1,518            9,322
                 Other assets                                                24,000                0
                 Accounts payable                                          (145,530)        (130,831)
                 Accrued expenses                                           (14,422)        (104,621)

                                                                          ---------        ---------
                                 Net cash from operating activities         212,991          (13,659)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment                                    (1,737)         (44,691)

                                                                          ---------        ---------
                                 Net cash from investing activities          (1,737)         (44,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from revolving line of credit                                     0           70,000
       Repayment of revolving line of credit                               (100,000)               0

                                                                          ---------        ---------
                                 Net cash from financing activities        (100,000)          70,000

Net Increase in Cash                                                        111,254           11,650

Cash, Beginning Balance                                                      90,964           69,871

                                                                          ---------        ---------
Cash, Ending Balance                                                      $ 202,218        $  81,521
                                                                          =========        =========


                   The accompanying note is an integral part
                          of the financial statements.

                                MALLYCLAD CORP.
                     NOTE TO CONDENSED FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation:

         The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles. They do not include all of the information and footnotes required by generally accepted accounting principles for audited year-end financial statements. In the opinion of management, all adjustments for recurring accruals considered necessary to present fairly the Company's statements for all periods presented have been made. Operating results for the seven month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended November 30, 1996. These unaudited financial statements should be read in conjunction with the financial statements and footnotes thereto of the Company for the years ended November 30, 1995 and 1994.

MALLYCLAD CORP.
BALANCE SHEETS
UNAUDITED


                                                       11/30/95          11/30/94
                      ASSETS
CURRENT ASSETS:
       Cash                                           $   90,964        $   69,871
       Accounts receivable                               552,331           726,095
       Inventory                                         430,902           527,475
       Prepaids and other assets                          20,301            18,924
                                                      ----------        ----------
            Total Current Assets                       1,094,498         1,342,365

NONCURRENT ASSETS:
       Property and equipment, net                       142,560           176,518
       Other assets                                       24,000            24,000
                                                      ----------        ----------
            Total Noncurrent Assets                      166,560           200,518

                                                      ----------        ----------
Total Assets                                          $1,261,058        $1,542,883
                                                      ==========        ==========


           LIABILITIES & STOCKHOLDER'S EQUITY:

CURRENT LIABILITIES:
       Accounts payable                               $  292,104        $  507,400
       Accrued expenses                                  120,721           156,997
       Revolving line of credit                          100,000                 0
                                                      ----------        ----------
            Total Current Liabilities                    512,825           664,397

LONG-TERM LIABILITIES:
       Other liabilities                                       0             5,300

                                                      ----------        ----------
            Total Long-Term Liabilities                        0             5,300

                                                      ----------        ----------
Total Liabilities                                        512,825           669,697

STOCKHOLDER'S EQUITY:
       Capital Stock                                      50,000            50,000
       Retained Earnings                                 698,233           823,186
                                                      ----------        ----------
            Total Equity                                 748,233           873,186

                                                      ----------        ----------
Total Liabilities & Stockholder's Equity              $1,261,058        $1,542,883
                                                      ==========        ==========


    The accompanying notes are an integral part of the financial statements.

MALLYCLAD CORP.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
UNAUDITED

                                                                  FISCAL YEAR ENDED
                                                 ---------------------------------------------------
                                                   11/30/95            11/30/94           11/30/93
                                                 -----------         -----------         -----------
Net Sales                                        $ 3,941,989         $ 4,501,396         $ 2,867,878

Cost of Goods Sold                                 3,506,447           3,769,320           2,441,525

                                                 -----------         -----------         -----------
       Gross Profit                                  435,542             732,076             426,353

Selling, General & Administrative Expense            617,302             642,344             457,854

                                                 -----------         -----------         -----------
       Income (Loss) from Operations                (181,760)             89,732             (31,501)

Interest Expense, net                                    798              (6,804)             (5,402)

Other (Income) Expense                               (37,919)            (40,108)            (37,151)

                                                 -----------         -----------         -----------
       Income (Loss) Before Income Taxes            (144,639)            136,644              11,052

Provision (Benefit) for Income Taxes                 (20,686)             41,629              12,200

                                                 -----------         -----------         -----------
       Net Income (Loss)                            (123,953)             95,015              (1,148)

Retained earnings, beginning                         823,186             729,171             731,319

Dividends declared                                    (1,000)             (1,000)             (1,000)

                                                 -----------         -----------         -----------
Retained earnings, ending                        $   698,233         $   823,186         $   729,171
                                                 ===========         ===========         ===========


    The accompanying notes are an integral part of the financial statements.

MALLYCLAD CORP.
STATEMENTS OF CASH FLOWS
UNAUDITED

                                                                                         FISCAL YEAR ENDED
                                                                           ---------------------------------------------
                                                                            11/30/95         11/30/94           11/30/93
                                                                           ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)                                                   ($123,953)        $  95,015         ($  1,148)
       Adjustment to reconcile net income (loss) to cash
            from operating activities-
                 Depreciation                                                 79,284            46,778           100,236
       Changes in operating assets and liabilities:
                 Accounts receivable                                         173,764          (217,541)           92,278
                 Inventories                                                  96,573          (198,249)          (50,297)
                 Prepaid expenses                                             (1,377)            3,377             1,756
                 Accounts payable                                           (215,296)          211,780           104,346
                 Accrued expenses                                            (41,576)           56,648            (6,345)

                                                                           ---------         ---------         ---------
                                 Net cash from operating activities          (32,581)           (2,192)          240,826

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment                                    (45,326)         (104,117)                0

                                                                           ---------         ---------         ---------
                                 Net cash from investing activities          (45,326)         (104,117)                0

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from revolving line of credit                                100,000                 0                 0
       Repayment of revolving line of credit                                       0           (46,719)         (107,073)
       Dividends paid                                                         (1,000)           (1,000)           (1,000)

                                                                           ---------         ---------         ---------
                                 Net cash from financing activities           99,000           (47,719)         (108,073)

Net Increase (Decrease) in Cash                                               21,093          (154,028)          132,753

Cash, Beginning Balance                                                       69,871           223,899            91,146

                                                                           ---------         ---------         ---------
Cash, Ending Balance                                                       $  90,964         $  69,871         $ 223,899
                                                                           =========         =========         =========


                  The accompanying notes are an integral part
                          of the financial statements.

                                MALLYCLAD CORP.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.       Description of Business:

         Mallyclad Corp. (the Company) manufactures vinyl clad steel and aluminum coils and cut-to-length sheets. The Company's primary markets are the construction, appliance and automotive industries. Products are marketed through manufacturers representatives located throughout the United States.

2.       Summary of Significant Accounting Policies:

         Accounts Receivable:

         As of November 30, 1995 and 1994, there were no allowances for uncollectible accounts receivable.

         Inventories:

         Inventory is stated at the lower of actual cost or market value determined on the first-in, first-out (FIFO) basis. Inventories are reviewed annually for obsolescence and written down to net realizable value (See Note 3).

         Property and Equipment:

         Property and equipment are stated at cost. Depreciation is provided for using accelerated methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense for the years ended November 30, 1995, 1994 and 1993, was $79,284, $46,778 and $100,236, respectively. Assets are being depreciated over their estimated useful lives as follows:

                                                               Years
                                                               -----
                  Machinery and equipment                     7 - 15
                  Leasehold improvements                      7 - 31
                  Computers and office equipment              5 - 10

         Income Taxes:

         Income taxes are provided based on financial reporting income.

                                MALLYCLAD CORP.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


3.       Inventories:

         As of November 30, 1995 and 1994, inventory consisted of the following:


                                         1995           1994
                                         ----           ----
                  Raw materials        $355,670       $422,175
                  Finished goods         75,232        105,300
                                       --------       --------
                                       $430,902       $527,475
                                       ========       ========

4.       Property and Equipment:

         As of November 30, 1995 and 1994, property and equipment consisted of the following:


                                              1995                1994
                                              ----                ----
      Machinery and equipment              $ 2,103,680        $ 2,066,550
      Leasehold improvements                   123,456            118,931
      Computers and office equipment            79,789             76,119
                                           -----------        -----------
                                             2,306,925          2,261,600
      Less: accumulated depreciation        (2,164,365)        (2,085,082)
                                           -----------        -----------
                                           $   142,560        $   176,518
                                           ===========        ===========

                                MALLYCLAD CORP.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


5.       Revolving Line of Credit:

         The Company had a $400,000 revolving line of credit based on a blanket lien against all assets of the Company. The outstanding borrowings on the line were $100,000 and $0 respectively, for the years ended November 30, 1995 and 1994. The interest rate on the line was prime plus 1/2 percent. Interest expense was $5,086, $467, and $6,926, respectively, for the years ended November 30, 1995, 1994 and 1993.

6.       Commitments:

         The Company leases certain office and manufacturing space in Madison Heights, Michigan from the Company's owner under a non-cancelable operating lease agreement which expires January 1, 2001. The terms of the lease provide for monthly payments of $14,295. Rent expense under the operating lease agreement was $140,250 for each of the years ended November 30, 1995, 1994 and 1993.

7.       Stockholder's Equity:

         The stock of Mallyclad Corp. consists of 50,000 shares of $1 par value common stock authorized, issued and outstanding.

8.       Retirement Plan:

         The Company sponsors a defined contribution retirement plan for salaried employees. Employees are eligible to participate in the Plan one year after their date of hire. Company contributions are required in the amount of 4.3 percent of the participants' total compensation plus 4.3 percent of the participants' compensation in excess of $30,000. Contributions were $30,974, $31,641 and $29,456, respectively, for the years ended November 30, 1995, 1994 and 1993.

9.       Subsequent Event:

         On June 25, 1996, all of the issued and outstanding stock of Mallyclad Corporation was purchased by an individual for $951,604. The financial statements are not adjusted for the effects of this transaction.


                                      - 3 -